UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 8, 2014 Marin Software Incorporated (“Marin”) issued a press release announcing that revenue for the quarter ended June 30, 2014 is expected to be approximately $23.6 million, which includes a contribution of approximately $300,000 from its recent acquisition of NowSpots, Inc. (doing business as Perfect Audience) completed on June 2, 2014. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Marin will provide guidance for the balance of the year on its regularly scheduled second quarter earnings call taking place on August 6, 2014.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto (together, the “2.02 Information”) are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 2.02 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 1, 2014, Peter Wooster provided notice to Marin of his intention to resign from his position as Chief Revenue Officer of Marin, effective as of July 7, 2014 (“Separation Date”) to pursue other opportunities.

(e) In connection with Mr. Wooster’s resignation, Mr. Wooster entered in a release agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Marin will provide the benefits to Mr. Wooster following the effectiveness of the Separation Agreement: (i) pay an amount equal to $27,041, less all applicable taxes and withholding, to be made in a lump sum within two (2) regularly scheduled pay periods following the effectiveness of the Separation Agreement; and (ii) provided that Mr. Wooster timely elects and enrolls in COBRA and has not secured alternate coverage, reimburse the COBRA costs for up to two (2) months immediately following the Separation Date. The payments and benefits described above are the only material amounts and benefits to which Mr. Wooster is entitled under the Separation Agreement (or any other agreement).

Item 9.01	Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release of Marin Software Incorporated, dated July 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: July 8, 2014	By:	/s/ John A. Kaelle
John A. Kaelle Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release of Marin Software Incorporated, dated July 8, 2014.